Exhibit 99.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is entered into this 18th day of November, 2008, by and between ESCO Acquisition Corporation, a Nebraska corporation (the “Assignee”), and Luther Capital Management, LLC, a Nebraska limited liability company, (the “Assignor”). The Effective Date of this Agreement shall be the date of consent by the Sellers under the Share Purchase Agreement.

A.  The Assignor entered into a Share Purchase Agreement, dated December 31, 2007, to purchase ninety-seven percent (97%) of the issued and outstanding shares of ESCO, Inc., a Nevada corporation, from the shareholders of ESCO, Inc. (the “Sellers”).

B.  The Assignor desires to assign all of its right, title and interest under the Share Purchase Agreement to the Assignee and the Assignee desires to accept such assignment and assume any of the obligations thereunder.

Now Therefore, in consideration of good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

1.  The Assignor hereby transfers, assigns and conveys to the Assignee, and its successors and assigns, all of the Assignor’s right, title and interest in and to, and any and all liabilities under the Share Purchase Agreement, and the Assignee hereby assumes the Assignor’s obligations and liabilities under the Share Purchase Agreement, as of and from the Effective Date free and clear of any and all claims obligations, restrictions, liens or encumbrances, whatsoever. The Assignor represents and warrants it has free and clear title and ownership free and clear of any and all claims, obligations, restrictions, liens, or encumbrances whatsoever.

2.  The Assignor hereby agrees to indemnify the Assignee and hold the Assignee harmless from and against any and all damages, costs and expenses (including without limitation reasonable attorneys’ fees, expenses and court costs) arising from or related to the Assignor’s action concerning or any obligation of the Assignor under the Share Purchase Agreement accruing prior to the Effective Date.

3.  The Assignee hereby agrees to indemnify the Assignor and hold the Assignor harmless from and against any and all damages, costs and expenses (including without limitation reasonable attorneys’ fees, expenses and court costs) arising from or related to the Assignee’s action concerning or any obligation of the Assignee under the Share Purchase Agreement accruing on or after the Effective Date.

4.  The recitals set forth above are hereby incorporated herein as if an integral part of this Agreement.

5.  The parties shall take such further actions on and after the Effective Date to further assure compliance with the terms and conditions of this Agreement and the assignment contemplated herein, including, but not limited to, executing such other documents and agreements related to the assignment of the same and the immediate delivery to the Assignee of any of the same received by the Assignor on or after the Effective Date.

6.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the date stated above.

Luther Capital Management, LLC, Assignor,	ESCO Acquisition Corporation, a Nebraska corporation, Assignee,

/s/ Michael S. Luther, Member	/s/ Michael S. Luther, President

Consent

The Sellers under the Share Purchase Agreement hereby consent to the assignment of the Share Purchase Agreement by the Assignor to the Assignee. Assignor shall remain liable for and obligated under the Share Purchase Agreement without regard to this Assignment and the consent of the Sellers.

Dated this _____ day of ________________, 2008.

________________________________ William T. Foley	________________________________ Virgil K. Johnson

CVS Operations Group Limited Partnership ________________________________ Charles V. Sederstrom, its ___________	________________________________ Thomas J. Culhane

________________________________ Charles Humble	________________________________ Daniel B. Kinnamon

________________________________ Jerald L. Rauterkus	________________________________ Richard J. Gilloon

________________________________ Mark Schorr	________________________________ Patrick R. Guinan

________________________________ John B. Morrow	________________________________ Paul D. Heimann